Exhibit 10.34

KOPPERS INC.

2004 RESTRICTED STOCK UNIT PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.    PURPOSE OF THE PLAN

This 2004 Restricted Stock Unit Plan is intended to promote the interests of Koppers Inc., a Pennsylvania corporation (“Company”), by providing eligible persons in the Company’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service and for them to add value to and grow the Company.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.    ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any award thereunder.

III.    ELIGIBILITY

A. Present and future officers and key employees of the Company who are regularly employed on a salary basis shall be eligible to participate in the Plan.

B. The Plan Administrator shall have full authority to determine all terms and conditions regarding grants under the plan, including without limitation (i) which eligible persons are to receive grants under the Plan, (ii) the time or times when those grants are to be made, (iii) the number of shares to be covered by each such grant, (iv) the vesting schedule (if any) applicable to the shares subject to each grant and (v) the time or times when shares are to be issued pursuant to each grant under the Plan.

IV.    STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 150,000 shares.

B. Shares of Common Stock subject to outstanding awards shall be available for subsequent issuance under the Plan to the extent those awards terminate for any reason prior to the issuance of the shares of Common Stock subject to those awards.

C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities subject to each outstanding award under the Plan. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Company’s preferred stock into shares of Common Stock.

ARTICLE TWO

SHARE RIGHT AWARDS/RESTRICTED STOCK UNITS

I.    GENERAL TERMS

A. Shares of Common Stock may be issued under the Plan pursuant to restricted stock units which entitle the recipients to receive the shares underlying those units upon the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those units.

B. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Plan. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares (subject to any restrictions or limitations under any applicable stockholders’ agreement or applicable law, including without limitation the provisions of Section 2.3 of the Stockholders’ Agreement by and among Koppers Industries, Inc., Saratoga Partners, III, L.P. and the Management Investors dated December 1, 1997, as amended, requiring each Management Investor to grant an irrevocable proxy to the Representatives of the Management Investors). The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit award until that award vests and the shares of Common Stock are actually issued thereunder.

C. Outstanding restricted stock units under the Plan shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those units, if the Service requirements established for such units are not satisfied.

II.    CHANGE IN CONTROL

In the event of a Change in Control of the Company, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding restricted stock unit award.

ARTICLE THREE

MISCELLANEOUS

I.    EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective when adopted by the Board, but no shares shall be issued under the Plan unless the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all awards previously granted under the Plan shall terminate and cease to be outstanding, and no further awards shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant awards and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all awards under the Plan in connection with a Change in Control. All awards outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those grants.

II.    AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

III.    WITHHOLDING

The Company’s obligation to deliver shares of Common Stock upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

IV.    REGULATORY APPROVALS

The implementation of the Plan, the granting of any awards under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

V.    NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause (subject to the terms of any applicable employment agreement).

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Company’s Board of Directors.

B. Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

In no event shall any public offering of the Company’s securities be deemed to constitute a Change in Control.

C. Committee shall mean the Human Resources and Compensation Committee of the Board.

D. Common Stock shall mean the Company’s common stock.

E. Company shall mean Koppers Inc., a Pennsylvania corporation, and any successor corporation to all or substantially all of the assets or voting stock of Koppers Inc. which shall by appropriate action adopt the Plan.

F. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

G. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

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H. Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

I. Participant shall mean any person who receives an award under the Plan.

J. Plan shall mean the Company’s 2004 Restricted Stock Unit Plan, as set forth in this document.

K. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

L. Service shall mean the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an employee or a non-employee member of the board of directors, except to the extent otherwise specifically provided in the documents evidencing the award.

M. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

N. Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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